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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
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     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 11, 1999
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                Date of Report (Date of earliest event reported)

                                  NUMEREX CORP.
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             (Exact name of registrant as specified in its charter)

        Pennsylvania                  0-22920                 11-2948749
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(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)             File Number)         Identification Number)

                              1600 Parkwood Circle
                                    Suite 200
                             Atlanta, Georgia 30339
                                 (770) 693-5950
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          (Address of principal executive offices, including zip code, and telephone number, including area code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)
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Item 5. Other Events.

As previously reported, on June 11, 1999, NumereX Corp. and BellSouth Wireless, Inc. signed a non-binding memorandum of understanding ("MOU") by which NumereX will restructure certain aspects of their Cellemetry joint venture operating agreement. Under the terms of the MOU, BellSouth will acquire a convertible redeemable preferred stock interest in NumereX, convertible to approximately 6% of NumereX common stock. In addition, under the terms of the MOU certain obligations of NumereX to meet specified expected capital contributions are no longer required.

The restructuring of the Cellemetry operating agreement is subject to execution of definitive agreements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)      Exhibits.

                 The exhibits listed in the Exhibit Index are filed herewith.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, NumereX Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                         NUMEREX CORP.


                                                     By: /s/ Charles L. McNew
                                                         -----------------------
                                                         Charles L. McNew
                                                         Chief Financial Officer


Date: June 24, 1999
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                                  EXHIBIT INDEX

99.1 Non-binding Memorandum of Understanding and Term Sheet by and between NumereX Corp. and BellSouth Wireless, Inc. dated June 11, 1999.